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                               GASCO ENERGY, INC.
                         STRATEGIC CONSULTING AGREEMENT


         THIS AGREEMENT is made as of this 11 day of July 2001 by Resource Venture Management and Marc A. Bruner, Blauenweg 29, 4116 Metzerlen, Switzerland, ("Consultant"), and GASCO ENERGY, INC., a Nevada corporation, with offices at 14 Inverness Drive East, Suite H236, Denver, Colorado 80112 (the "Company"), for the purpose of setting forth the terms and conditions of Consultant's services by the Company and to protect the Company's knowledge, expertise, customer relationships and the confidential information the Company has developed regarding clients, customers, shareholders, option holders, employees, products, business operations and services. As of the Effective Date, this Agreement supersedes any prior understandings or agreements between Consultant and the Company or any of the Company's subsidiaries or affiliates.


                                    RECITALS:

         WHEREAS, the Board desires to provide for the continued services of Consultant and to make certain changes in Consultant's services arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of Consultant as a member of the Company's management, in the best interest of the Company and its shareholders. Consultant is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided, although this Agreement may be amended at any time by written agreement among the parties; and

         WHEREAS, in order to effect the foregoing, the Company and Consultant wish to enter into a consulting agreement on the terms and conditions set forth below,

         NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       TIME AND EFFORTS


         1.1 Consultant shall be hired as the Company's Strategic Consultant and shall devote time and attention to the duties and responsibilities of Strategic Consultant in furtherance of the Company's business.


         1.2 In the performance of all of his responsibilities hereunder, Consultant shall be subject to all of the Company's policies, rules, and regulations applicable to its officers and employees generally. Consultant shall report to the President and Chief Executive Officer and Board of Directors.

2.       TERM


         The initial Term of this Agreement is from 2/01/01 (the "Effective Date") until 1/31/06; however on each anniversary of the Effective Date after 1/31/05, this Agreement shall be automatically extended for an additional one-year Term from such anniversary date unless the Company notifies Consultant in writing 90 days prior to the anniversary of the Effective Date that the Company will not be renewing this Agreement on the next anniversary of the Effective Date, or unless sooner terminated pursuant to Section 4. References hereinafter to the "Term" of this Agreement shall refer to both the initial term and any extended term of Consultant's services hereunder.


3.       COMPANY'S AUTHORITY

         Consultant agrees to observe and comply with the reasonable rules and regulations of Company as adopted by the Board of Directors of the Company or committee of the Board of Directors respecting performance of Consultant's duties and to carry out and perform orders, directions, and policies of Company as they may be, from time-to-time, stated to Consultant either verbally or in writing.

4.       TERMINATION

         This Agreement shall be terminated upon the happening of any of the following events:

         4.1      Upon the death of Consultant.

         4.2 Whenever the Company and Consultant shall mutually agree to termination.


         4.3 At the option of the Company, upon written notice by the Company to Consultant, for Cause. "Cause" shall exist for such termination if Consultant
(i) pleads or is found guilty of a felony involving an act of dishonesty or moral turpitude by a court of competent jurisdiction; (ii) has engaged in gross misconduct, materially and demonstratively injurious to the company; (iii) has made any material misrepresentation or omission to the Company under Section 1.5 hereof; (iv) has committed an unexcused material breach of his duty in the course of Consultant's services; (v) has been guilty of habitual neglect of his duties; (vi) has usurped a corporate opportunity, is guilty of fraudulent embezzlement of property or funds of the Company, or committed any act of fraud or intentional misrepresentation, moral turpitude, dishonesty or other misconduct that would constitute a felony; or (vii) has committed a material, unexcused breach of this Agreement. Prior to any termination for Cause, Company shall give Consultant written notice and the opportunity to cure to the extent curable.

         4.4 The Company may terminate Consultant's services under this Agreement at any time without Cause, on at least ninety (90) working days written notice, subject to provisions for payment of compensation as specified under Section 5.5 of this Agreement. Should the Company (i) demote the Consultant below the status of Chairman of the Board and member of the Executive Committee should one exist, (ii) significantly diminish Consultant's responsibilities without Cause, (iii) fail to obtain and subsequently maintain appropriate directors' and officers' liability insurance prior to the earlier of
(a) obtaining a NASDAQ National Market, American Stock Exchange, or equivalent listing for its common stock or (b) December 31, 2001, or (iv) within thirty
(30) days of the Effective Date, fail to elect Consultant to its Board of Directors, or at any time thereafter remove him from same, this Agreement shall terminate, at Consultant's option, subject to provisions for payment of compensation as specified under Section 5.5 of this Agreement.


         4.5 At the option of Consultant, upon 90 days written notice by Consultant to the Company.

         4.6 If as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been absent from his duties hereunder on a part-time basis for the entire period of three consecutive months, and within 30 days after written notice of termination is given (which may occur before or after the end of such three-month period) shall not have returned to the performance of his duties hereunder on a part-time basis, the Company may terminate Consultant's services hereunder.

         4.7 Upon the expiration of the Term of this Agreement, or any extension or renewal thereof.

         4.8      Upon a Change of Control as defined in subsection 5.5.4 below.

5.       CURRENT COMPENSATION


         5.1 Annual Fee. For all services rendered by Consultant under this Agreement, the Company shall pay or cause to be paid to Consultant, and Consultant shall accept the Annual Fee and Bonus Compensation, if any, all in accordance with the subject to the terms of this Agreement. For purposes of this Agreement, the term "Compensation" shall mean the Annual Salary and Bonus Compensation, if any. Consultant shall be entitled to receive as current compensation an Annual Fee in an amount of not less than $240,000. (Hereinafter referred to as the "Consulting Fee"). References in this Agreement to "annual" or "per annum" or "Annual" and similar phrases shall mean the twelve-month period commencing on February 1 of each year during the Term of this Agreement unless otherwise indicated.


         5.2 Bonus Compensation. Consultant shall also be entitled to annual incentive compensation ("Bonus Compensation") equal to 0.875% of the sum of the Company's net after-tax earnings as reported in the Company's audited year-end financial statements plus interest expense, deferred taxes, depletion expenses, depreciation expenses, amortization expenses, and exploration expenses (which sum is hereinafter referred to as "cash flow"). The parties agree that exploration expenses would be deducted from net after-tax earning only if the Company has elected the "successful-efforts" accounting method; if the Company has elected the "full-cost" accounting method, exploration expenses would already be deducted in the computation of the Company's net after-tax earnings, subject to the additional provisions forth in Sections 5.2.1 and 5.2.2 below.

                  5.2.1 The parties agree that Bonus Compensation payments are intended to be based on cash flow from undrilled Company-owned properties as of the date of this Agreement and undrilled properties acquired by the Company subsequent to the date of this Agreement. Should the Company acquire proven-producing properties with existing cash flows, net income less the hypothetical income tax due thereon plus interest expense, deferred taxes, depletion expenses, depreciation expenses, amortization expenses, and exploration expenses (which exploration expenses would only be added if the Company has elected the "successful-efforts" accounting method) attributable to the acquired, proven-producing properties shall be deducted from the base amount upon which the cash flow is derived.

                  5.2.2 Should the Company acquire proven-producing properties with existing cash flows, the parties agree to negotiate in good faith with respect to the development of a schedule of the declining production profile of such properties. The parties agree that the amount derived by multiplying the proven-production stream, as set forth in the schedule, by the corresponding sales price, less corresponding production costs shall be subtracted from the cash flow upon which Bonus Compensation is based.

                  5.2.3 Bonus Compensation payments due hereunder shall be made within 15 days after the Company has received the signed audit report covering the year-end financial statements.


         5.3 Royalty Trust. Consultant shall participate in the Pannonian Employee Royalty Trust Agreement dated March 25th, 2001 (attached as Exhibit C) according to the terms contained therein even though Consultant is not an employee of the company.


         5.4 Payments of Current Compensation. The payment of Consultant's Annual Fee shall be made in monthly installments on the then prevailing paydays of the Company. Any payment for Incentive Compensation will be made in accordance with the Consultant Incentive Compensation Plan, and payment will be made in one lump sum concurrently with payments made to others in senior management. All payments are not subject to the customary withholding tax and other employment taxes as required with respect to compensation paid to an employee.

         5.5      Payment of Compensation on Termination.

                  5.5.1 Upon termination of Consultant's services prior to the expiration of this Agreement, if such termination is pursuant to Section 4.1, 4.2, 4.5, 4.6, or 4.7 hereof, Consultant shall be entitled to his Annual Fee and Bonus Compensation, earned but unpaid through the date of termination of agreement, payable on the date of termination. Consultant shall also be entitled to exercise any vested options for a period of One (1) Year following the termination of his agreement hereunder.

                  5.5.2 Upon termination of Consultant's agreement prior to the expiration of this Agreement, if such termination is pursuant to Section 4.4 hereof, Consultant shall be entitled to any Annual Fee, Bonus Compensation, earned but unpaid through the date of termination of employment, payable on the date of termination. In addition, in case of termination pursuant to Section 4.4, the payment of $1,000,000 in cash if terminated prior to the first anniversary of the Effective Date, and $2,500,000 in cash if terminated pursuant to Section 4.4 after the first anniversary of the Effective Date, which additional payments shall be made in quarterly installments. Consultant shall also be entitled to exercise any vested options for a period of one year following the termination of this agreement hereunder. The provisions of this
Section 5.5.2 shall apply throughout the Term of this Agreement, including any period of extension in accordance with the provisions of Section 2 above.


                  5.5.3 In the event that Consultant is not serving as the Chairman of the Board and Strategic Consultant during the term of this Agreement or is terminated as a result of a Change of Control (as hereafter defined), Consultant shall be entitled to any Annual Fee and Bonus Compensation earned but unpaid through the date of termination of this contract, payable on the date of termination. Upon termination as a result of a Change of Control, Consultant shall also be entitled to receive the payment set forth in Section 5.5.2. Consultant shall be entitled to exercise all granted stock options for a period of one year following the termination of his employment hereunder.

                  5.5.4 For all purposes of this Agreement, a "change of control" shall mean and shall be deemed to have occurred if: (i) there shall be consummated (X) any consolidation or merger of the Company with another corporation or entity and as a result of such consolidation or merger less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned, directly or indirectly, in the aggregate by the stockholders of the Company, other than "affiliates," as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of any party to such consolidation or merger, as the same shall have existed immediately prior to such consolidation or merger, or (Y) any sale, lease, exchange or other transfer (or in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (ii) the stockholders of the Company shall have approved any plan or proposal for the liquidation or dissolution of the Company; (iii) any "person" (as such term is used in the Section 13(d) and 14(d) (2) of the Exchange Act) shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company's outstanding common stock, without the prior approval of the Board; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall have ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period; (v) a change of control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act shall have occurred; or (vi) any consolidation or merger of the Company with another corporation or entity and as a result of such consolidation or merger Consultant is not retained by the Board of Directors as the Chairman of the Board and Strategic Consultant (a "Change of Control").


6.       DETERMINATION OF DISABILITY; PAYMENT OF DISABILITY INSURANCE PREMIUMS
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         6.1 In the event Consultant's disability, as defined in Section 4.6, is in question, and after written request by the Company, Consultant refuses to be examined by his regularly attending physician or if the regularly attending physician fails to submit a report within 30 days after the examination has been requested by the Company, the determination of disability shall be made by the Company.


         6.2 Consultant shall be entitled to the disability benefits available to all executive employees of the Company. It is the intent of the Company to establish a disability insurance program as soon as practicable.


7.       MISCELLANEOUS BENEFITS


         7.1 Medical Insurance. Consultant and his family shall be entitled to participate in any medical, dental, vision, life, long-term disability, other insurance or employee benefit program instituted or maintained by the Company for the benefit of its Consultant employees. It is the intent of the Company to establish a medical and dental insurance program as soon as practicable. Company will pay 50% of the premiums. Consultant is required to pay his portion of the premiums in accordance with health insurance contract.

         7.2 401(k) plan. Consultant shall be entitled to participate in the Company's 401(k) or other similar retirement benefit plan. The Company agrees to implement a 401(k) or other similar retirement benefit plan as soon as it is reasonably feasible, based on the size of the Company and its financial condition.

         7.3 Payment of Benefits on Termination of Agreement. If Consultant's agreement with the Company is terminated, Consultant shall be entitled to maintain his employee benefits in accordance with his maximum COBRA rights.

         7.4 Business Expenses. Consultant shall be reimbursed for all reasonable expenses incurred by Consultant in connection with Consultant's attendance of business meetings and promotion of Company business upon presentation by Consultant to the Company of an expense report and adequate records or other documentation substantiating the expenditures, not less frequently than monthly. Any such amounts disallowed, as a business expense for federal or state income tax purposes, shall be deemed additional salary to Consultant. The fact that the Company may not reimburse Consultant for an expense is not an indication that the Company determined that the expense was not incurred on its behalf or in connection with the Company's business.
         7.5 Additional Benefits. Consultant shall be entitled to participate in all programs, rights and benefits for which Consultant is otherwise entitled to any bonus plan, incentive plan, participation plan or extra compensation plan, pension plan, overriding royalty plan in proportion to his Annual Fee base, profit sharing plan, life, medical, dental, disability or other insurance plan or policy or other plan or benefit the Company may provide for senior Consultants or for employees of the Company generally from time to time in effect during the term of this Agreement. For the avoidance of doubt, the rights granted or afforded to Consultant under any such plans shall be not less than the most favorable rights and highest amounts granted to employees of similar or lower position with the Company and on terms at least as favorable.


8.       VACATION

         During each calendar year of the Term of this Agreement, Consultant shall be entitled six (6) weeks of paid vacation. Consultant shall be entitled to receive payment for accrued vacation not taken during each calendar year during the Term of this Agreement.

9.       RESTRICTIVE COVENANTS

         9.1 Confidential Information. Consultant acknowledges that in his services hereunder he occupies a position of trust and confidence. During the Term, and thereafter in accordance with the provisions of this Agreement, Consultant shall not, except as may be required to perform his duties hereunder as required by applicable law, and except for information which is or becomes publicly available other than as a result of a breach by Consultant of the provisions hereof, disclose to others or use, whether directly or indirectly, any Confidential Information. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective suppliers, clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by Consultant in the course of this agreement hereunder, including (without limitation) proprietary knowledge, trade secrets, market research, data, formulae, information and supplier, client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Consultant agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of this agreement, or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or any of its subsidiaries affiliates or prepared by Consultant during the Term of this agreement by the Company. The obligations hereof shall not apply to any information that is or becomes public or in the public domain by action of the Company or through no fault of Consultant.

         9.2 Business Diversion. During the Term and for 12 months thereafter, Consultant shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates to divert their business to any competitor of the Company, to the exclusion of the Company. However, Consultant may contract with the same customers and suppliers after the Term hereof so long as it is not to the exclusion of the Company's relationships with such customers and suppliers.

         9.3 Non-Solicitation. Consultant recognizes that he will possess confidential information about other employees of the Company and its subsidiaries and affiliates relating to, among other things, their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with suppliers and customers of the Company. Consultant recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company, and will be acquired by him because of his business position with the Company. Consultant agrees that, during the Term and for 12 months thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries or affiliates for the purpose of being employed by him or by any other person on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, including its subsidiaries or affiliates, to any other person. However, if Consultant's employment is terminated in accordance with the provisions of Section 4.4, nothing herein shall prevent Consultant from soliciting or recruiting, directly or indirectly, any employee of the Company recruited to the Company by Consultant.


         9.4 If Consultant breaches, or threatens to commit a breach of, any of the provisions of Section 9 (the "Restrictive Covenants"), the Company and its subsidiaries shall have the right to seek the following:

                  9.4.1 Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company or its subsidiaries and that money damages may not provide an adequate remedy to the Company or its subsidiaries.


                  9.4.2 Accounting. The right and remedy to require Consultant to account for and pay over to the Company or its subsidiaries, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by Consultant as a result of any transaction constituting a breach of the Restrictive Covenants.

                  9.4.3 Severability of Restrictive Covenants. Consultant acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects. If any court determines at any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid provisions.

                  9.4.4 Blue Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope or such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall not be enforceable.

                  9.4.5 Enforceability of Jurisdictions. The obligations in this
Section 9 shall survive the termination of Consultant's Agreement or expiration of this Agreement and shall be fully enforceable thereafter. Consultant intends to and hereby confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Consultant that such determination not bar or in any way affect the right of the Company or its subsidiaries to the relief provided above in the courts of any other jurisdiction within the geographic scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent Restrictive Covenants.

10.      PARTICIPATION IN STOCK AND OPTION CONSULTANT COMPENSATION PLAN
         --------------------------------------------------------------


         10.1 Initial Option Grant. Consultant shall be granted 200,000 options to purchase 200,000 shares of Common Stock of the Company pursuant to the terms and conditions contained in the Company's Stock and Option and Incentive Award Plan, (the "Plan") at an exercise price equal $2.50 per share for 200,000 shares. The vesting of these options shall be as follows: (1) 50,000 of the options vest upon execution of this Agreement and (2) the remaining 200,000 options vest quarterly in eight (8) equal amounts.

                  10.1.1 Company represents that as of the Effective Date there are 26,405,000 shares issued and outstanding and that there are 3,300,000 options and warrants issued so that Consultant's fully diluted equity ownership in the Company is 0.6733% (200,000/29,705,000 x 100%). If at any time it is determined that as of the Effective Date that the total of shares, options and warrants was greater than 29,705,000 then the Company shall immediately issue Consultant additional options on the same terms as those issued in 10.1 above so that Consultant's fully diluted equity ownership is restored to 0.6733%.

                  10.1.2 No shares, options, or warrants issued subsequent to the Effective Date (except for any options issued pursuant to 10.1.1 above) shall be used to recalculate Consultant's fully diluted equity ownership.

                  10.1.3 If any conditions contained herein contradict the Plan then the terms of this Agreement shall supersede those of the Plan.


         10.2 Consultant shall be considered for additional grants of options, stock appreciation rights, phantom stock rights, and any similar option or securities or equity compensation when and as such grants are considered for other Consultants or employees of the Company.


         10.3 In the event of termination of Consultant's agreement pursuant to a Change of Control, Consultant shall be entitled to exercise all vested options, and any additional options that have been granted. In the event of termination of Consultant's agreement pursuant to Section 4.4, any additional options that have been granted but have not yet vested in accordance with their terms shall immediately vest.


         10.4 Anti-Dilution Upon the completion of any subsequent transaction involving the issuance of Common Stock, or issuance of any security which is convertible, by its terms into Common Stock of the Company (a "Financing"), Company shall grant Consultant additional options and/or warrants to purchase shares of the Company's Common Stock at the same price as Financing. The number of options and/or warrants granted to Consultant shall be sufficient to maintain Consultant's ownership interest in the Company (the ratio of a) the sum of the number of Consultant's unexercised options/warrants (both vested and unvested) plus the number of shares owned by Consultant as result of exercising options/warrants to b) the total number of shares of Company's Common Stock plus the number of shares represented by all unexercised options/warrants) at the level that existed immediately prior to such Financing. At the completion of the Canaccord financing of $25,000,000 or financings that total $25,000,000 which are subsequent to the initial $7.2 MM financing, the total number of options and warrants granted to Consultant shall equal 5% of the total outstanding common stock as defined in this paragraph.

11.      DISPUTE RESOLUTION

         The parties agree that any dispute that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Consultant's agreement with the Company, the termination of that agreement, or any other dispute by and among the parties or their successors, assigns or affiliates, shall be submitted to binding arbitration in Arapahoe County, Colorado according to the Contract Dispute Resolution Rules and Procedures of the American Arbitration Association. This arbitration obligation extends to any and all claims that may arise by and between the parties or their successors, assigns or affiliates, and expressly extends to, without limitation, claims or cause of action for wrongful termination, impairment of ability to compete in the open labor market, breach or an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the applicable state constitution, the United States Constitution, and applicable state fair employment laws, federal equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Labor-Management Relations Act, as amended, the Worker Retraining and Notification Act of 1988, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the California Fair Employment and Housing Act, as amended.




12.      ASSIGNMENT


         This Agreement is a personal contract, and the rights, interests and obligations of Consultant hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. Consultant may, with the prior written consent of the Company (which shall not unreasonably be withheld), assign this Agreement to an entity (corporation, partnership or limited liability company) that is controlled by Consultant. Consultant shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, Consultant shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of Consultant shall be for the sole personal benefit of Consultant, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Consultant; provided, however, that in the event of Consultant's death, Consultant's estate, legal representatives or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to Consultant pursuant to, and in accordance with, the terms of this Agreement.


13.      SUCCESSOR

         This Agreement may be assigned by the Company to any successor interest to its business. This Agreement shall bind and inure to the benefit of the Company's successors and assigns as well.

14.      NOTICES

         All notices, requests and demands hereunder shall be in writing and delivered by hand, by mail, or by telegram, and shall be deemed given if by hand delivery, upon such delivery, and if by mail, 48 hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid and properly addressed to the party at the address set forth at the beginning of this Agreement. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

15.      INVALID PROVISIONS

         Invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

16.      AMENDMENT, MODIFICATION OR REVOCATION

         This Agreement may be amended, modified or revoked in whole or in part, but only by a written instrument which specifically refers to this Agreement and expressly states that it constitutes an amendment, modification or revocation hereof, as the case may be, and only if such written instrument has been signed by each of the parties to this Agreement.

17.      HEADINGS

         The headings in this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.

18.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding among the parties and supersedes any prior written or verbal agreements between them respecting the subject matter hereof, including, without limitation, any prior verbal or written employment agreement between Consultant and the Company. Upon the effectiveness hereof, any such prior verbal or written agreements shall terminate.

         No representations or warranties of any kind or nature relating to the Company or its affiliates or their respective businesses, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Company to Consultant; nor have any representations or warranties of any kind or nature been made by Consultant to the Company, except as expressly set forth in this Agreement.

19.      ATTORNEYS' FEES

         If any legal action is necessary to enforce the terms and conditions of this Agreement, the prevailing party in such action shall be entitled to recover all costs of suit and reasonable attorneys' fees as determined by the arbitrator.

20.      FURTHER ASSURANCES

         The parties shall execute such documents and take such other action as is necessary or appropriate to effectuate the provisions of this Agreement.

21.      CONTROLLING LAW

         This Agreement shall be governed by the laws of the State of Colorado.

22.      WAIVER

         A waiver by either party of any of the terms and conditions hereof shall not be construed as a general waiver by such party, and such party shall be free to reinstate such part or clause, with or without notice to the other party.

23.      INDEMNIFICATION

         To the fullest extent permitted by law and the Company's Certificate of Incorporation and Bylaws, the Company shall indemnify, defend, and hold harmless the Consultant for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses, including reasonable attorneys fees, incurred or paid by Consultant in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by Consultant of services for, or acting as, an officer or employee of the Company or any subsidiary thereof. The Company agrees to use its best efforts to maintain directors' and officers' liability insurance, but the failure of the Company to maintain such insurance or any portion thereof shall not negate nor diminish Company's obligations as set forth in this paragraph.

24.      PERIODIC REVIEWS

         During January of each year during the term hereof, the Board of Directors of the Company shall review Consultant's Annual Fee, bonus, stock options, and additional benefits then being provided to Consultant. Following each such review, the Company may in its discretion increase the Annual Fee, bonus, stock options, and benefits; however, the Company shall not decrease such items during the period Consultant serves as an employee of the Company. Prior to November 30th of each year during the term hereof, the Board of Directors of the Company shall communicate in writing the results of such review to Consultant.


         IN WITNESS WHEREOF, the parties have entered into this Agreement on July 11, 2001.

THE COMPANY:                                         CONSULTANT:

GASCO ENERGY, INC.


By:
      --------------------------------             -----------------------------
      Mark A. Erickson, President                   Marc A. Bruner






                                    Exhibit A




                                    Exhibit B
                              Oil and Gas Holdings


         Minority, non-controlling stocks in various oil and gas companies




                                    Exhibit C